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(PERRIGO LOGO)

FOR IMMEDIATE RELEASE
Ernest J. Schenk, Manager, Investor Relations and Communication
                  (269) 673-9212
E-mail: eschenk@perrigo.com


                    PERRIGO COMPANY TO CLOSE TWO FACILITIES,
                    EMPLOYEES OFFERED OPPORTUNITY TO TRANSFER

         ALLEGAN, Mich. -- June 27, 2006 -- Since the acquisition of Agis, Perrigo Company (Nasdaq: PRGO; TASE) has pursued opportunities to integrate both businesses and to make them as efficient as possible, while at the same time evaluating ways to improve underperforming assets. This has resulted in today's announcement that the Company plans to close two plants located in Holland and Montague, Michigan. Perrigo will transfer profitable product lines from these locations to plants in Allegan, Michigan and The Bronx, New York. The unprofitable psyllium-based laxatives and effervescent tablets will be discontinued.

         The Company expects to incur a pre-tax charge related to the plant closings of approximately $8 million in the fourth quarter of fiscal 2006 ending July 1. Perrigo also anticipates it will incur a one-time cost in fiscal 2007 of approximately $3 million due to the closings.

         "All of the 140 employees at the Holland and Montague plants will be offered employment opportunities in the Allegan facilities as the operations are phased out by the end of the year," said John T. Hendrickson, Executive Vice President and General Manager of Perrigo Consumer Healthcare. Each plant employs about 70 people.

         "We are confident that a good number of our employees from these locations will take the transfers and remain with Perrigo," Hendrickson said. "This highly productive, skilled team of employees has performed very well in Holland and Montague. The plant closures are a response to market-driven forces -- not a reflection on our employees' efforts."

         Perrigo employs about 5,800 people worldwide as a leading global healthcare supplier and the world's largest manufacturer of over-the-counter
(OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the



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United States, Israel, United Kingdom, Mexico, Germany and China. Visit Perrigo
on the Internet at www.perrigo.com.

         Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 33 - 41 of the Company's Form 10-K for the year ended June 25, 2005, as well as the Company's subsequent filings with the Securities and Exchange Commission, for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.